UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 30, 2013

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Street, Suite 2100, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(713) 954-3600

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On January 28, 2013, Registrant engaged Andrew Gaudielle, a mining engineer, as a consultant, to coordinate with the mining engineering firm, SRK Consulting, to update the evaluation of existing resources and operations at the Red Arrow Mine in Mancos, Colorado. Registrant shall pay Mr. Gaudielle a stock grant of 100.000 restricted common shares and expenses.

On January 30, 2013, Rocky V. Emery, the Chairman of the Board of Directors and Chief Executive Officer of Registrant resigned from these positions, citing personal health reasons. Mr. Emery’s resignation was not the result of any disagreement over Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

	By:	/s/ Mark G. Harrington
Mark G. Harrington, Chief Financial Officer and Principal Accounting Officer

Date: February 4, 2013